UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[   ]    Preliminary Information Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[X]    Definitive Information Statement

HORIYOSHI WORLDWIDE INC.
(Name of Registrant as Specified in Charter)

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

HORIYOSHI WORLDWIDE INC.
506 S. Spring Street #13575
Los Angeles, California, 90013

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Horiyoshi Worldwide Inc., a Nevada corporation (“we”, “our”, “us”), to the holders of record at the close of business on the record date, December 18, 2014 of our outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

  an amendment to our Articles of Incorporation to change our name from Horiyoshi Worldwide Inc., to HW Holdings, Inc.

  (the “Amendment”).

Our Board of Directors approved the Amendment for the change in our name to better reflect the business of our company.

Our Board of Directors unanimously approved the Amendment on November 24, 2014.

Subsequent to our Board of Directors' approval of the Amendment, the holder of the majority of the outstanding shares of our corporation gave us their written consent to the Amendment on November 24, 2014. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file a Certificate of Amendment to amend our Articles of Incorporation to give effect to the Amendment. We will not file the Certificate of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Certificate of Amendment to our Articles of Incorporation is attached hereto as Schedule A. The Certificate of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on December 18, 2014 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 51,202,278 shares of our common stock issued and outstanding on December 18, 2014. We anticipate that a definitive copy of this Information Statement will be mailed on or about February 3, 2015 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since December 31, 2013, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendment, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of December 18, 2014, we had a total of 51,202,278 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of December 18, 2014, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Kerry Chung 506 S. Spring St. #13575, Los Angeles, CA	6,200,000 Common Shares	12.10%
Darren Takemoto 506 S. Spring St. #13575, Los Angeles, CA	5,820,000 Common Shares	11.37%
Raymond A. Catroppa, CFA 506 S. Spring St. #13575, Los Angeles, CA	200,000 Common Shares 3,333 Warrants	(2)
All Directors and Executive Officers as a Group	5,480,000 Common Shares 3,333 Warrants	23.87%
Lone Star Capital Limited 16E, Neich Tower, 128 Gloucester Road Wanchai, Hong Kong	22,965,278 Common Shares	44.85%

(1)

Based on 51,202,278 shares of common stock issued and outstanding as of December 18, 2014. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Less than 1%

PROPOSAL #1 CHANGE OF NAME

Action and Effect

On November 24, 2014, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change our name from “Horiyoshi Worldwide Inc.” to “HW Holdings, Inc.”.

To effect the name change we will file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State. Concurrently with filing the Certificate of Amendment with the Nevada Secretary of State, we plan to notify the Financial Industry Regulatory Authority ("FINRA") of the proposed name change and to work with FINRA to obtain a new trading symbol for our common stock.

We believe that the name “Horiyoshi Worldwide Inc.” no longer accurately reflects our operations and interests as we have switched our business focus to identify and acquire business opportunities in the green and alternative energy industries.

Shareholder approval for the name change and required amendment to our Articles of Incorporation was obtained by written consent of holders of 34,985,278 common shares, representing approximately 68.32% of our issued and outstanding shares of common stock. The change in our name will not become effective until at least twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock, the appropriate filings have been made with the Nevada Secretary of State and until the name change is processed by FINRA.

DISSENTERS RIGHTS

Under the General Corporation Law of the State of Nevada, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendment.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Horiyoshi Worldwide Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

February 3, 2015

HORIYOSHI WORLDWIDE INC.

By: /s/ Kerry Chung

Kerry Chung
President, Chief Executive Officer and Director

SCHEDULE A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

HORIYOSHI WORLDWIDE INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 be amended to state: The name of the Corporation is HW Holdings, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 7-1-08